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                                                                       Exhibit 8


                             Joint Filing Agreement

         The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the Common Stock of SynQuest, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: September 6, 2002            WARBURG, PINCUS INVESTORS, L.P.


                                    By: Warburg, Pincus & Co., General Partner



                                    By:  /s/ Scott A. Arenare
                                         ---------------------------------------
                                         Scott A. Arenare, Partner


Dated: September 6, 2002            WARBURG, PINCUS & CO.



                                    By:  /s/ Scott A. Arenare
                                         ---------------------------------------
                                         Scott A. Arenare, Partner


Dated: September 6, 2002            WARBURG PINCUS LLC



                                    By:  /s/ Scott A. Arenare
                                         ---------------------------------------
                                         Scott A. Arenare, Managing Director and
                                         General Counsel